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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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NAME                                                      JURISDICTION OF INCORPORATION
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
The National City Bank of Evansville                      United States
Evansville, Indiana

The Peoples National Bank of Grayville                    United States
Grayville, Illinois

First Federal Savings Bank of Leitchfield                 United States
Leitchfield, Kentucky

First Kentucky Bank                                       Commonwealth of Kentucky
Sturgis, Kentucky

Lincolnland Bank                                          State of Indiana
Dale, Indiana

The Bank of Mitchell                                      State of Indiana
Mitchell, Indiana

Pike County Bank                                          State of Indiana
Petersburg, Indiana

Alliance Bank                                             State of Indiana
Vincennes, Indiana

White County Bank                                         State of Indiana
Carmi, Illinois

The First National Bank of Wayne City                     United States
Wayne City, Illinois

NCBE Leasing Corp.                                        State of Indiana
Evansville, Indiana

Twenty-One Southeast Third Corporation                    State of Indiana
Evansville, Indiana

First National Bank of Bridgeport                         United States
Bridgeport, Illinois

First Bank of Huntingburg                                 State of Indiana
Huntingburg, Indiana

Bank of Illinois in Mt. Vernon                            State of Illinois
Mount Vernon, Illinois
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